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                            ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (this "Agreement") is made as of this 6th day of October, 2000, by and between Wire One Technologies, Inc., a Delaware corporation ("Buyer"), Johns Brook Co., Inc., a New Jersey corporation ("Seller"), and the stockholders of Seller listed on the signature pages hereto (the "Stockholders").


                                R E C I T A L S:

     WHEREAS, Seller operates in both the computer software sales industry and the video communications sales and servicing industry; and

     WHEREAS, Buyer desires to purchase, and Seller and the Stockholders desire to sell, substantially all of Seller's assets, properties and rights in the sale, installation and service of video conferencing endpoints and network business and operations of Seller, including, but not limited to, all trademarks, copyrights, web site software, and, subject to certain limitations set forth in this Agreement and the Schedules hereto, all of the fixed assets and intellectual property used in, or necessary for the operation, of the sale, installation and service of video conferencing endpoints and network business (collectively, the "Business"), as herein described.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, agreements, representations, warranties, and covenants herein contained, the parties hereby agree as follows:

                                   SECTION 1

                                     Closing

     1.1. Closing Date. The closing (the "Closing") of the transactions contemplated hereby shall be held at the offices of counsel to Buyer, Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 at 10:00 a.m. Eastern Standard Time 15 days after the date hereof (or, if such day is not a business day, the first business day following the end of such 15 day period) or such other date as may be mutually agreed upon by the parties (the "Closing Date").

     1.2. Sale of Assets. At the Closing, Seller shall sell to Buyer, free and clear of all security interests, encumbrances, restrictions on transfer, or adverse claims, and Buyer shall buy from Seller, all of Seller's right, title and interest in the assets used in, or necessary for the operation of, the Business (the "Assets") including, without limitation, the following:

          (a) all notes and other accounts receivable, including all other negotiable instruments and rights to receive payment generated in the conduct of the Business;

          (b) all cash, cash equivalents, bank accounts and deposits;

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          (c) all furniture, fixtures, computer and office equipment, demonstration equipment, office supplies and other tangible property;

          (d) all real property and all leasehold interests created by all leases of real property under which Seller is a lessee or lessor;

          (e) all lists of members and content contributors to Seller;

          (f) all of the hardware relating to or used in connection with the Business, any related documentation and user materials, and Seller's rights under all related warranties;

          (g) Seller's entire right, title and interest to the third party software licensed by Seller relating to or used in connection with the Business, including any related documentation and user materials, and Seller's rights under all related warranties;

          (h) all of the technical data and know-how, including, without limitation, research, product plans, markets, developments, inventions, discoveries, processes, formulas, algorithms, technology, designs, drawings, and business strategies, used in and material to, or necessary for the operation of, the Business;

          (i) all of the trademarks, service marks, and trade names (including registrations, licenses, and applications to register pertaining thereto) used to identify the Business and/or its goods or services;

          (j) all patents and copyrights (including registrations, licenses, and applications to register pertaining thereto), and all other intellectual property rights, trade secrets, and other proprietary information, processes, and formulas used in the Business;

          (k) all goodwill of the Business as a going concern; all goodwill associated with the trademarks, service marks and trade names relating to or used in connection with the Business;

          (l) Seller's entire right, title and interest in, to and under all contracts, agreements, licenses, permits (other than Seller's postal permit), arrangements, permissions and other commitments and arrangements, oral or written, with any person or entity (including legal authorities) with respect to the Business;

          (m) all rights of Seller under express or implied warranties from suppliers or contractors with respect to the Assets;

          (n) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind arising out of the Assets or the Business;

          (o) all existing business and marketing records of the Business, including accounting and operating records, asset ledgers, budgets, databases, customer lists, event calendars, employment and consulting agreements, supplier lists, information and data respecting leased or owned equipment, files, books, correspondence and mailing lists, creative, promotional and advertising materials and brochures, and other business records; and

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          (p) all media, including without limitation disks, tapes and CDs, and other tangible property necessary for the transfer of the Assets from Seller to Buyer pursuant to the terms and conditions of this Agreement.

          Without limitation of the foregoing, or the definition of "Assets" contained herein, Schedule 1.2 hereto sets forth a description of specific Assets which are being transferred pursuant to this Agreement and the value of each such Asset as of June 30, 2000.

     1.3. Bill of Sale. The sale and delivery of the Assets shall be effected by a Bill of Sale, Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit A (the "Bill of Sale") and such endorsements, assignments, licenses, drafts, checks and other instruments of transfer and conveyance, agreements, and documents in form described herein or reasonably acceptable to Buyer.

     1.4. No Other Liabilities or Obligations Assumed. Except with respect to the assumed liabilities (the "Assumed Liabilities") set forth on Schedule 1.4 with their respective values as of June 30, 2000, Buyer shall not assume or be liable for any liabilities or obligations of Seller, whether the same are direct or indirect, fixed, contingent or otherwise, known or unknown, whether arising under an agreement or contract or otherwise. Seller shall, and hereby covenants to Buyer that it will as of the date of the Closing or when due, satisfy all of its liabilities or obligations, except for those set forth on Schedule 1.4 as Assumed Liabilities.

     1.5. Purchase Price; Payment.

          (a) Purchase Price. The aggregate purchase price for the Assets (the shall be Nine Hundred Thousand Dollars ($900,000), subject to adjustment in accordance with Section 1.5(a)(iii) below (as adjusted, the "Purchase Price"), payable 60% in cash (the "Cash Payment") and 40% in common stock, par value $.0001 per share, of the Buyer (the "Stock"). The number of shares of Stock payable to Seller shall equal that number derived from a quotient, the numerator of which shall be the product of the Purchase Price multiplied by .4 and the denominator of which shall be the Average Market Price (the "Stock Payment"). For purposes of this Agreement, the Average Market Price shall be the average of the last reported per share sale price of the Stock on the Nasdaq National Market during the ten (10) trading days immediately preceding the date of this Agreement. The Purchase Price shall be paid at Closing as follows:

              (i) Fifteen percent (15%) of the Purchase Price shall be placed in escrow and Buyer shall deliver to the Escrow Agent (as defined in the Escrow Agreement) (A) cash equal to fifteen percent (15%) of the Cash Payment and (B) a stock certificate or stock certificates representing fifteen percent (15%) of the Stock Payment (collectively, the "Escrowed Amount") for a period of six months pursuant to the terms of an Escrow Agreement ("Escrow Agreement") in substantially the form attached hereto as Exhibit B.

              (ii) Seller shall receive the remaining eighty-five percent (85%) of the Purchase Price and Buyer shall deliver to Seller (A) cash equal to 85% of the

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          Cash Payment and (B) a stock certificate or stock certificates representing eighty five percent (85%) of the Stock Payment.

              (iii) The aggregate Purchase Price payable to Seller shall be adjusted as follows: (A) if the value of the Assets minus Assumed Liabilities (the "Net Assets") set forth on the Seller Balance Sheet (as defined in Section 4.1(c)) is greater than $325,000 (the "Target Amount"), the aggregate Purchase Price shall be increased by the amount equal to the difference between the Net Assets and the Target Amount and (B) if the value of the Net Assets is less than the Target Amount, the aggregate Purchase Price shall be decreased by the amount equal to the difference between the Target Amount and the Net Assets.

          (b) Piggyback Registration Rights.

              (i) Buyer shall notify the Stockholders in writing at least thirty
          (30) days prior to filing any registration statement under the Securities Act of 1933, as amended (the "Securities Act") for purposes of effecting a public offering of securities of Buyer (including, but not limited to, registration statements relating to secondary offerings of securities of Buyer, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganization or other transactions under Rule 145 of the Securities Act) and will afford each Stockholder an opportunity to include in such registration statement all or any part of the Stock held by such Stockholder. Each Stockholder desiring to include in any such registration statement all or any part of such Stockholder's Stock shall within twenty (20) days after receipt of the above-described notice from Buyer, so notify Buyer in writing, and in such notice shall inform Buyer of the number of shares of Stock such Stockholder wishes to include in such registration statement.

              (ii) If the registration is for a firm commitment underwritten registered public offering, Buyer shall so advise the Stockholders as a part of the written notice given pursuant to subsection 1.5(b)(i) above. In such event, the right of any Stockholder to registration shall be conditioned upon the Stockholder's participation in such underwriting and the inclusion of such Stockholder's Stock in the underwriting to the extent provided herein. All Stockholders proposing to distribute their securities through such underwriting shall (together with Buyer and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by Buyer. Notwithstanding any other provision of this subsection 1.5(b), if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of shares to be included in the registration and underwriting. The number of shares of Stock held by the Stockholders to be included in such offering shall be reduced to zero before any reduction in any securities to be offered by Buyer on its own behalf. Buyer shall so advise the Stockholders, and the number of shares of Stock held by the Stockholders that may be included in the registration and underwriting shall be

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          allocated among the Stockholders and any other selling shareholders on a pro rata basis. If any Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to Buyer and the managing underwriter prior to the execution of the applicable underwriting agreement by the Stockholder. Any shares of Stock excluded or withdrawn from such underwriting shall be withdrawn from such registration.

              (iii) All expenses incurred in connection with a registration pursuant to this subsection 1.5(b) (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Stockholders), including, without limitation, all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Buyer and of one counsel to the Stockholders, shall be borne by the Buyer.

          (c) Allocation. Promptly (no later than 60 days after the Closing
Date) following the Closing Date, Buyer, subject to the approval of Seller, shall prepare and finalize a schedule setting forth an allocation of the Purchase Price among the Assets (the "Allocation Schedule"). Each party agrees to report the transactions contemplated hereby for federal income tax and all other tax purposes (including, without limitation, for purposes of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code")) in a manner consistent with the Allocation Schedule, and in accordance with all applicable rules and regulations, and to take no position inconsistent with the allocation set forth therein in any administrative or judicial examination or other proceeding. Each of Buyer and Seller shall timely file the appropriate forms in accordance with the requirements of Section 1060 of the Code and this Section.

     1.6. Method of Payment. Except as otherwise expressly provided herein, all payments from one party to another under this Agreement shall be made by wire transfer in United States dollars to an account designated in writing by the party to receive such payment.

                                   SECTION 2

          Representations and Warranties of Seller and the Stockholders

     Seller and the Stockholders hereby, jointly and severally, represent and warrant to Buyer as follows, except as set forth on the Schedules hereto numbered to correspond to the sections below:

     2.1. Organization and Standing. Seller is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of New Jersey and is in good standing under such laws. Seller has all requisite corporate power to own and operate its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which it conducts business, except for those jurisdictions where the failure to so qualify would not have a material adverse effect on Seller.

     2.2. Power. Seller and the Stockholders have all requisite corporate power and authority to execute and deliver this Agreement and to carry out and perform their obligations

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under the terms of this Agreement and each of the other documents to be executed in connection herewith (such other documents are hereinafter collectively referred to as the "Transaction Documents") to which they are a party. Delivery of the Bill of Sale and other instruments of transfer contemplated by Section
1.3 will transfer to Buyer good and marketable title to the Assets, free and clear of any lien, encumbrance, adverse claim, or restriction on transfer, except as set forth on Schedule 2.2. This Agreement constitutes, and the Transaction Documents will each constitute, the valid and binding obligations of Seller and the Stockholders, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws and by general principles of equity.

     2.3. No Conflict. Seller is not in violation of its Certificate of Incorporation or By-laws. Seller is not in violation in any material respect of any term or provision of any agreement to which it is a party and which is related to the Business or the Assets. The execution, delivery and performance of this Agreement and each of the Transaction Documents by Seller and the Stockholders have not resulted and will not result in, nor will consummation of the transactions contemplated hereby or thereby result in, any violation of, or conflict with, or constitute a default under, any of the foregoing charter documents or any agreements, or result in the creation of any lien, encumbrance, or charge upon any of the Assets, or the acceleration of maturity of any obligation of Seller or right of any third party, except for any such violation, conflict, default, lien, encumbrance, charge or acceleration that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Business or the Assets, or Seller's and the Stockholders' ability to consummate the transactions contemplated hereunder or under the Transaction Documents; and there exists no such violation or default that does or could reasonably be expected to materially adversely affect the Business or the Assets or the ability of Seller and the Stockholders to consummate their obligations hereunder or under the Transaction Documents to which they are a party.

     2.4. Governmental Consents, etc. No consent, approval or authorization of or designation, declaration, or filing with any governmental, regulatory or administrative body, agency or authority, or any court or judicial authority (each, an "Authority") on the part of Seller or the Stockholders is required in connection with the valid execution and delivery of this Agreement or any Transaction Document or the consummation of the transactions contemplated hereby or thereby. The execution, delivery, and performance of this Agreement and each Transaction Document, and the consummation of the transactions contemplated hereby or thereby, do not require consent, approval, or authorization under any material agreement to which Seller or the Stockholders are a party or by which their properties or assets are bound or affected.

     2.5. Seller's Financial Condition.

          (a) Except as set forth on Schedule 2.5, as of the date hereof, Seller has no direct or indirect indebtedness, liabilities, claims, losses, damages, deficiencies, obligations or responsibilities, liquidated or unliquidated, accrued, absolute, contingent, or otherwise which in any way encumber the Assets.

          (b) Since June 30, 2000, Seller has not:

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              (i) suffered any change, event or condition that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect upon the Business or Seller's and the Stockholders' ability to consummate the transactions contemplated herein;

              (ii) entered into any material transaction, contract or commitment (other than this Agreement or disclosed in Schedule 2.5) relating to the Business in any manner; and

              (iii) incurred or paid any liability or obligation not in the ordinary course of business, inconsistent with past custom and practice including as to quantity and frequency.

     2.6. Tax Matters. Seller has, within the times and in the manner prescribed by law, filed all required tax returns, including sales and use tax returns, has paid or provided for all taxes, including sales and use tax owed by Seller, with respect to the Business, (whether or not shown on any tax return to be due and owing by it), has paid or provided for all deficiencies or other assessments of taxes, interest or penalties owed by it, and all such tax returns were correct and complete in all material respects. No taxing authority has asserted, or will successfully assert, any claim for the assessment of any additional taxes of any nature with respect to any periods covered by any such tax returns; and all taxes or other charges required to be withheld or collected by Seller, with respect to the Business, have been duly withheld or collected and, to the extent required, have been paid to the proper taxing Authority or properly segregated or deposited as required by law.

     2.7. Compliance and Laws. Seller has in all material respects complied with, and is now in all material respects in compliance with, all laws, rules, regulations, orders, judgments and decrees of all Authorities applicable to the Business. Seller possesses each franchise, license, permit, authorization, certification, consent, variance, permission, order or approval of or from any Authority, and has filed all filings, notices or recordings with any Authority (collectively, "Licenses") material to, or necessary for the conduct of, the Business and is now and, has at all times in the past been in material compliance with each thereof. Each such License is identified on Schedule 2.7. No proceeding or other action is pending or, to the best knowledge of Seller and the Stockholders threatened, to revoke, amend, or limit any License, and Seller and the Stockholders have no basis to believe that any such proceeding or action would result from the consummation of the transactions contemplated hereby or by the Transaction Documents, or that any such License would not be renewed in the ordinary course.

     2.8. Litigation. There is no pending or, to the best knowledge of Seller and the Stockholders threatened, adverse claim, dispute, governmental investigation, suit, action, arbitration, legal, administrative or other proceeding of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against or otherwise affecting the Business or the Assets.

     2.9. Tangible Property. Except as set forth on Schedule 2.9, Seller has good and marketable title to each item of tangible personal property that is an Asset, free and clear of all liens and other encumbrances, and each such item of tangible personal property is in good operating condition and repair, useable in the ordinary course of business. Schedule 2.9 contains

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a complete and accurate list setting forth a description of each item of tangible property that is an Asset, and describes the nature of Seller's interest in any property listed thereon that is not owned entirely by Seller free and clear of security interests or other encumbrances.

     2.10. Agreements. Schedule 2.10 sets forth a true and complete list of all agreements that involve payments to or by Seller in excess of $5,000 individually or $15,000 in the aggregate, including, without limitation, all sales orders taken but not fulfilled by Seller as of September 30, 2000 (the "Backlog" of orders to be fulfilled by Buyer after September 30, 2000), commitments, including guarantees of any indebtedness, or instruments binding Seller as of the Closing Date with respect to the Business or the Assets, and all powers of attorney. True and complete copies of each such agreement, commitment or instrument have been delivered to Buyer.

          (a) (i) to the best knowledge of Seller, each such agreement is the valid and binding obligation of the other contracting party, enforceable in all material respects in accordance with its terms against the other contracting party, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws and by general principles of equity, and is in full force and effect;

              (ii) Seller has fulfilled all material obligations required to have been performed by it prior to the date hereof with respect to each such agreement, and there is no reason to believe that the other contracting party will not be able to fulfill all of its or his obligations when due in respect thereof;

              (iii) to the best knowledge of Seller, no other contracting party to any such agreement is now in breach thereof, and there are not now, nor have there been in the twelve (12) month period prior to the date hereof, any material disputes between Seller and any other contracting party; and

              (iv) Seller is not a party to, or bound by, any agreement or commitment that (1) restricts the conduct of the Business anywhere in the world or (2) contains any unusual or burdensome provisions that could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) of the Business or the Assets.

          (b) Schedule 2.10(b) sets forth a true and complete list of each proposed agreement, commitment, arrangement, or other understanding under current discussion between Seller and any third party that would, or reasonably could be expected to, be required to be disclosed pursuant to any provision of this Agreement, if same had been executed prior to and remained in effect as of the date hereof. A copy of the most recent draft of each such agreement and all other documents evidencing the current state of such discussions are set forth in Schedule 2.10(b).

     2.11. Advertisers and Customers. Schedule 2.11 is a true and complete list of the advertisers and customers with whom Seller has done business within six
(6) months prior to the Closing Date. The relationships of Seller with the persons listed in Schedule 2.11 are good

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commercial working relationships, and no such person has canceled or otherwise terminated, or threatened to cancel or terminate, its relationship with Seller, or decreased or limited materially, or threatened to decrease or limit materially, its business done with Seller, and there is no reason to believe that any such person would not continue its business relationship with Buyer following the Closing on substantially the same terms and consistent with past practice as heretofore with Seller. Schedule 2.11 lists each outstanding purchase order (or correspondence with respect to a proposed purchase order) (in each case in excess of $10,000) of Seller, with respect to the Business, to any vendor, supplier, contractor or inventor, identifying each such vendor, supplier, contractor or inventor and the items being purchased and stating the quantity and price thereof. At the Closing, Seller shall deliver to Buyer the records set forth in Schedule 1.2.

     2.12. Brokers or Finders. Neither Seller nor any Stockholder has incurred, or will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Seller and the Stockholders shall indemnify and hold Buyer harmless with respect to any claim by any broker, agent, or finder claiming to have acted on behalf of Seller or the Stockholders, respecting the subject matter hereof.

     2.13. Intellectual Property.

          (a) Seller owns, Buyer shall receive at Closing, and the Seller's intellectual property includes, all patents, trademarks, service marks, trade names, and copyrights (including registrations, licenses, and applications pertaining thereto) and all other intellectual property rights, software (in object and source code formats), trade secrets, and other proprietary information, processes, and formulas used in, or necessary for the operation of the Business. Schedule 1.2 sets forth all registered trademarks and service marks, all reserved trade names, all registered copyrights, and all filed patent applications and issued patents used in or necessary for the operation of the Business.

          (b) Schedule 2.13(b) sets forth the form and placement of the proprietary legends and copyright notices displayed in or on the Johns Brook web site, or any software programs set forth in Schedule 1.2. In no instance has the eligibility of such software programs for protection under applicable copyright law been forfeited to the public domain.

          (c) Seller has promulgated and used best efforts to protect the trade secrets of the Business. There has been no material disclosure of any Business trade secrets by any person or entity.

          (d) All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the software programs, technical documentation, or intellectual property on behalf of Seller with respect to the Business, either (1) have been party to a "work-for-hire" arrangement or agreement with Seller, in accordance with applicable federal and state law, that has accorded Seller full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (2) have executed appropriate instruments of assignment, including those instruments of assignment listed on Schedule 2.13(d), in favor of Seller as assignee that have conveyed to

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Seller full, effective, and exclusive ownership of all tangible and intangible property thereby arising.

          (e) No intellectual property right or other claims have been asserted by any person or entity to the use of any Asset, and Seller is not aware of any valid basis for any such claim. The use of any Asset by Seller does not infringe on the intellectual property rights or other rights of any person or entity.

          (f) As of the Closing Date, all intellectual property purchased by Buyer pursuant to this Agreement is in good operating condition and is and shall be useable in the same form as on the Closing Date, under the same circumstances as on the Closing Date, and in the ordinary course of the Business as such business actually has been operated prior to the Closing Date.

          (g) Seller has good and marketable title to each intangible Asset, including, but not limited to, each item of intellectual property used in and material to, or necessary for the operation of, the Business, free and clear of all liens and other encumbrances. Seller is the sole and rightful owner of all right, title and interest in and to each intangible Asset, and has the unrestricted right to market, license and otherwise exploit each intangible Asset.

     2.14. Third Party Components, Rights, etc.

          (a) Seller has validly and effectively obtained the right and license to use the third-party programs set forth in Schedule 1.2 and, with respect to such third-party programs, such other rights and licenses as provided for under the agreements set forth in Schedule 1.2, Seller has the right to assign and transfer to Buyer the foregoing rights and licenses, and the Assets contain no other programming or materials in which any third party may claim superior, joint, or common ownership, including any right or license. The Assets do not contain derivative works of any programming or materials not owned in their entirety by Seller and included in the Assets.

          (b) Seller has not granted, transferred, or assigned any right, title or interest in or to any Asset to any person or entity. There are no contracts, agreements, licenses, and other commitments and arrangements in effect with respect to the marketing, distribution, licensing, or promotion of any Asset by any independent salesperson, distributor, sublicensor, or other remarketer or sales organization, except as set forth on Schedule 1.2.

     2.15. Insurance. Seller has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

     2.16. Year 2000. The computer systems and software owned or licensed by Seller are able to accurately process, without loss of functionality or performance, date data, including but not limited to calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations.

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     2.17. Environmental and Safety Laws. To the knowledge of Seller and the
Stockholders, Seller is not in violation of any applicable law relating to the environment or occupational health and safety and no material expenditures are or will be required in order to comply with any such existing law.

     2.18. Seller Financial Statements. Seller has delivered to Buyer Seller's unaudited balance sheets as of June 30, 2000 and December 31, 1999, 1998 and 1997, and related unaudited statements of income for the periods then ended (the "Financial Statements"). The Financial Statements are correct in all material respects and have been prepared in accordance with GAAP (except that they do not contain all footnotes and other presentation items that may be required by
GAAP). The Financial Statements present fairly the financial condition, operating results and cash flows of Seller as of the dates and during the periods indicated therein.

     2.19. No Undisclosed Liabilities. Except as set forth on the Schedules to this Agreement, Seller has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in or reserved against in the Seller's balance sheet as of June 30, 2000, or (ii) has not arisen in the ordinary course of business consistent with past practices prior to June 30, 2000, in either case which amounts exceed Ten Thousand Dollars ($10,000) in the aggregate.

     2.20. Loans, Notes, Cash Accounts Receivable and Accounts Payable. Seller has provided Buyer with an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of Seller as of June 30, 2000 (the "Balance Sheet Date"). Except as set forth on Schedule 2.20, all receivables (a) have arisen only from bona fide transactions in the ordinary course of business consistent with past practice, (b) represent valid obligations, and (c) are current and are expected to be collectible in the aggregate face amounts thereof without any counterclaim or set-off when due, except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable that are computed in a manner consistent with GAAP and as reflected in the balance sheet or with respect to receivables arising subsequent to the Balance Sheet Date, the books and records of Seller, and (d) are owned by Seller free of all Liens. No discount or allowance from any receivable has been made or agreed to (other than customary payment discounts in the ordinary course of business consistent with past practice), and none represents billings prior to actual sale of goods or provision of services. Accounts payable of Seller reflected on the balance sheet and all accounts payable arising after the Balance Sheet Date arose, and have arisen, from bona fide transactions. Seller has paid all costs and obligations customarily paid by Seller through the date hereof in accordance with past practice. For purposes of this Agreement, "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset. For purposes of this Agreement, "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     2.21. Interested Party Transactions. Except as set forth on Schedule 2.21, neither the Stockholders nor any officer or director of Seller (nor, to the actual knowledge of Seller and the Stockholders, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity that furnished or sold, or furnishes or sells, services, products or technology that Seller furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to Seller, any goods or services, or (iii) a beneficial interest in any agreements of Seller; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 2.21.

     2.22. Minute Books. The minutes of Seller made available to counsel for Buyer are the only minutes of Seller and contain summaries, accurate in all material respects, of all meetings of the Stockholders and Board of Directors of Seller, or actions by written consent, since the time of organization of Seller.

     2.23. Complete Copies of Materials. Seller and the Stockholders have delivered or made available true and complete copies of each document (or summaries of same) that has been requested specifically in writing by Buyer or its counsel.

     2.24. Disclosure. No representation or warranty made by Seller, nor any statement made in the Schedules to this Agreement or certificate furnished by Seller pursuant to this Agreement contains or will contain, any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

     2.25. Interest, Participation Rights and Ownership Position. Seller and the Stockholders have no interest, participation rights, or ownership position in any corporation, partnership, joint venture, co-marketing arrangement, or similar enterprise or undertaking relating to the Business.

     2.26. Assets. Except for the Excluded Assets, the Assets are all of the assets, properties, goodwill, and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located, used in and material to, or necessary for the operation of, the Business.

     2.27. Investment Representations.

          (a) Seller and each Stockholder understands that the shares of Stock delivered to Seller by Buyer are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Buyer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Seller and each Stockholder is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          (b) Seller and each Stockholder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect, and was not organized for the specific purpose of acquiring the Stock. The Stock is being acquired by Seller and each Stockholder for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Seller and each Stockholder is able to protect its own interests, can bear the economic risk of its investment in Buyer, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Stock.

          (c) Legends. Seller and each Stockholder understand that the certificate(s) evidencing the Stock shall bear the following legend:

               "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. Such shares may not be sold or transferred in the absence of such registration or unless the Corporation receives an opinion of counsel reasonably acceptable to it stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of such act."

     2.28. General. No representation or warranty made herein or in any agreement, Schedule, exhibit or document delivered pursuant hereto contains any material misstatement of any fact or omits to state anything necessary to make any material statement made herein or therein not misleading.

                                   SECTION 3

                     Representations and Warranties of Buyer

     Buyer represents and warrants to Seller and the Stockholders as follows, except as set forth on the Schedules numbered to correspond to the sections below:

     3.1. Organization and Standing. Buyer is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Buyer has all requisite corporate power to own and operate its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. Buyer is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which it conducts business, except for those jurisdictions where the failure to so qualify would not have a material adverse effect on Buyer.

     3.2. Authorization. All action on the part of Buyer necessary for the authorization, execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party has been taken and remains in full force and effect. This Agreement constitutes, and the Transaction Documents to which Buyer is a party will each constitute, the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

     3.3. No Conflict. The execution, delivery, and performance of this Agreement and any of the Transaction Documents to which it is a party by Buyer has not resulted and will not result in, nor will consummation of the transactions contemplated hereby or thereby result in, any material violation of, or conflict with, or constitute a default under, any of its charter documents or material agreements; and there exists no such violation or default that does or could materially and adversely affect the ability of Buyer to consummate its obligations hereunder.

     3.4. Governmental Consents, etc. No consent, approval or authorization of or designation, declaration, or filing with any Authority on the part of Buyer is required in connection with the valid execution and delivery of this Agreement or any Transaction Document to which it is a party or the consummation of the transactions contemplated hereby or thereby.

     3.5. Brokers or Finders. Buyer has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Buyer shall indemnify and hold Seller and the Stockholders harmless with respect to any claim by any broker, agent or finder claiming to have acted on behalf of Buyer respecting the subject matter hereof.

                                   SECTION 4

                        Closing Conditions and Documents

     4.1. Conditions to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Seller and the Stockholders contained in Section 2 of this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

          (b) Performance. Seller and the Stockholders shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before Closing.

          (c) Seller Balance Sheet. Seller shall have delivered to Buyer a September 30, 2000 balance sheet (the "Seller Balance Sheet"), which Seller Balance Sheet shall be reasonably acceptable to Buyer in all material respects.

          (d) Seller Disclosure Schedules. Seller shall have delivered to Buyer all of the schedules required to be prepared under this Agreement (the "Schedules"), which Schedules shall be reasonably acceptable to Buyer in all material respects.

          (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer's counsel.

          (f) Transaction Documents. The Transaction Documents shall have been duly executed and delivered by Seller and the Stockholders.

     4.2. Conditions to Seller's Obligations. The obligations of Seller under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions by such party:

          (a) Representations and Warranties. The representations and warranties of Buyer contained in Section 3 of this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

          (b) Performance. Buyer shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before Closing.

          (c) Payment of Purchase Price. The Buyer shall have delivered the purchase price specified in Section 1.5.

          (d) Transaction Documents. The Transaction Documents shall have been duly executed and delivered by Buyer.

     4.3. Seller Deliveries. Simultaneously with the Closing of the transactions contemplated by this Agreement, the following documents shall be executed and/or delivered by Seller and/or the Stockholders to Buyer:

          (a) the Bill of Sale, and such other instruments of assignment as Buyer and its counsel reasonably shall have requested prior to the Closing Date for the sale, transfer and conveyance and assignment of the Assets to Buyer;

          (b) the Escrow Agreement;

          (c) Non-Competition agreements executed by each of Jeffrey Brownell and Seller in substantially the form attached hereto as Exhibit C (the "Non-Competition Agreements");

          (d) an Employment Agreement executed by Debbie Mastrangelo in substantially the form attached hereto as Exhibit D (the "Employment Agreement");

          (e) a payoff letter from NBT Bank in connection with Seller's obligations to NBT under Seller's outstanding term loan relating to the purchase of equipment purchased by Seller;

          (f) an assignment and assumption agreement on terms reasonably satisfactory to both Buyer and Seller (the "NBT Assignment Agreement"), executed by NBT Bank, Buyer and Seller relating to the assignment of that certain Business Manager Agreement dated June 30, 2000 between NBT Bank and Seller (the "NBT Business Agreement");

          (g) an assignment agreement with Theta Holding Company, L.P. (the "Landlord") for the lease (the "Office Lease") of the premises located at 150 Clove Road, Little

Falls, NJ (the "Premises"), executed by Seller and Landlord on terms reasonably satisfactory to both Buyer and Seller (the "Lease Assignment");

          (h) the Schedules;

          (i) a certificate, dated the Closing Date, of the Secretary of Seller:
(i) attaching resolutions of the Board of Directors of Seller in connection with the authorization and approval of the execution, delivery and performance by Seller of this Agreement and each of the Transaction Documents to which Seller is a party, certified as being in full force and effect as of the Closing Date;
(ii) attaching a copy, certified by such officer as true and complete, of the Seller's By-Laws, as amended to the date hereof; (iii) setting forth the incumbency of the officers of Seller who have executed and delivered this Agreement and each of the Transaction Documents to which Seller is a party, including therein a signature specimen of each such officer; and (iv) attaching a copy, certified by such officer as true and complete, of Seller's Certificate of Incorporation, as amended to the date hereof;

          (j) a good standing certificate from the Secretary of State of the State of New Jersey;

          (k) all materials and documentation set forth in Section 1.2; and

          (l) an opinion of counsel to Seller addressed to Buyer and covering such matters as Buyer shall reasonably request, in substantially the form of Exhibit E hereto.

     4.4. Buyer Deliveries. Simultaneously with the Closing of the transactions contemplated by this Agreement, the following documents shall be executed and/or delivered by Buyer to Seller:

          (a) the Bill of Sale;

          (b) the Escrow Agreement;

          (c) the Non-Competition Agreements;

          (d) the Employment Agreement

          (e) the NBT Assignment Agreement; and

          (f) the Lease Assignment.

                                   SECTION 5

                                    Covenants

     5.1. Pre-Closing Covenants.

          (a) Conduct of the Business of Seller. Except with the prior consent of Buyer (which consent will not be unreasonably withheld) or as expressly contemplated by this

Agreement, during the period from the date of this Agreement to the Closing
Date: (I) Seller will conduct the Business only in, and Seller will not take any action except in, the ordinary course consistent with past practice, (II) Seller will not enter into any material transaction other than in the ordinary course of business consistent with past practice and (III) to the extent consistent with the foregoing, with no less diligence and effort than would be applied in the absence of this Agreement, Seller will use its best efforts to preserve intact its current business organizations and reputation, keep available the service of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it with the objective that their goodwill and ongoing businesses shall be unimpaired at the Closing Date and comply in all material respects with all laws and orders of all governmental bodies or regulatory authorities applicable to it. Without limiting the generality of the foregoing and except as otherwise expressly permitted in this Agreement, prior to the Closing Date, Seller will not without the prior written consent of Buyer, which consent will not be unreasonably withheld (except to the extent set forth in the Schedules):

               (i) directly or indirectly redeem, repurchase or otherwise acquire, or propose to redeem, repurchase or otherwise acquire, any of its outstanding securities or any option with respect thereto;

               (ii) (A) increase in any manner the compensation or fringe benefits of any of its directors or officers; (B) increase in any manner the compensation or fringe benefits of any employee (other than a director or officer); (C) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, pension or employment plans, agreements or arrangements as in effect on the date hereof to any such director, officer or employees, whether past or present; (D) enter into any new or amend any existing employment agreement with any such director, officer or employee; (E) enter into any new or amend any existing severance agreement with any such director, officer or employee; or (F) except as may be required to comply with applicable law, become obligated under any new pension plan or arrangement, welfare plan or arrangement, multi-employer plan or arrangement, employee benefit plan or arrangement, severance plan or arrangement, benefit plan or arrangement, or similar plan or arrangement, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing or accelerating any benefits thereunder;

               (iii) enter into any contract or amend or modify any existing contract, or engage in any new transaction with any affiliate of Seller;

               (iv) adopt a plan of complete or partial liquidation, or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Seller (other than the transactions contemplated by this Agreement);

               (v) make any acquisition, by means of merger, consolidation, purchase of a substantial equity interest in or a substantial portion of the assets of, or otherwise, of (i) any business or corporation, partnership, association or other business organization or division thereof or (ii) any other assets;

               (vi) other than borrowings under existing credit facilities, (x) incur any indebtedness for borrowed money or guarantee any such indebtedness, (y) make any loans, advances or capital contributions to, or investments in, any other Person (other than to Seller) or (z) other than a payment of $24,200 under that certain settlement agreement dated October 3, 2000 between Dynamic Recovery Services, Inc., as agent for Lucent Services, voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money;

               (vii) enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of Seller;

               (viii) enter into any contract, arrangement or understanding requiring the purchase of equipment, materials, supplies or services and for the expenditure of greater than $25,000 which is not cancelable without penalty on 30 days' or less notice; or

               (ix) except to the extent required by applicable law, (x) permit any material change in (A) pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method or calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material income tax liability with any governmental body or regulatory authority;

               (x) sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties, except for sales of inventory in the ordinary course of business;

               (xi) take any action that would cause any representations set forth in Article 2 not to be true in all material respects from and after the date hereof until the Closing Date;

               (xii) fail to maintain in full force the insurance policies in effect on the date hereof or change any self-insurance program in effect in any material respect;

               (xiii) in the event that a claim is made for damage, which damage would have a material adverse effect on the Business during the period prior to the Closing Date which is covered by such insurance, fail to promptly notify Buyer of the pendency of such a claim;

               (xiv) do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any contract or commitment of Seller;

               (xv) fail to duly comply in all material respects with all laws and orders applicable to it and its properties, operations, business and employees; or

               (xvi) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract to do any of the foregoing.

          (b) No Solicitation. Seller shall not, nor shall it authorize or permit any officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative (each, a "Representative") retained by or acting for or on behalf of it to, directly or indirectly, initiate, solicit, encourage, participate in any negotiations regarding, furnish any confidential information in connection with, endorse or otherwise cooperate with, assist, participate in or facilitate the making of any proposal or offer for, or which may reasonably be expected to lead to, an acquisition transaction by any Person or group relating to the Business (a "Potential Acquiror"). Seller will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any acquisition transaction.

          (c) Reasonable Efforts. Buyer and Seller shall: (i) promptly make all filings and seek to obtain all authorizations required under all applicable laws with respect to the transactions contemplated hereby and will cooperate with each other with respect thereto; (ii) use all reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to satisfy the conditions set forth in Article 4 and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein as soon as practicable (including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation); and (iii) not take any action (including, without limitation, effecting or agreeing to effect or announcing an intention or proposal to effect, any acquisition, business combination or other transaction) which might reasonably be expected to impair the ability of the parties to consummate the transactions contemplated hereunder at the earliest possible time (regardless of whether such action would otherwise be permitted or not prohibited hereunder).

          (d) Access to Information. Upon reasonable notice, Seller shall afford to the authorized Representatives of the Buyer access, during normal business hours throughout the period prior to the Closing Date, to its properties, books and records (including without limitation, the work papers of independent accountants) and, during such period, shall furnish promptly to such Representatives all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 5.1(d) shall affect or be deemed to modify any of the respective representations or warranties made by Seller. Seller agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 5.1(d) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, Buyer will keep confidential, and will cause its Representatives to keep confidential, all information and documents obtained pursuant to this Section 5.1(d) except as otherwise consented to by the other party; provided, however, that Buyer shall not be precluded from making any disclosure which it deems required by law in connection with the transactions contemplated by this Agreement. In the event Buyer is required to disclose any information or documents pursuant to the immediately preceding sentence, such party shall promptly give written notice of such disclosure that is proposed to be made to the other party so that the parties can work together to limit the disclosure to the greatest extent possible and, in the event that either party is legally compelled to disclose any information, to seek a protective order or other appropriate remedy or both. Upon any termination of this Agreement, Buyer will collect and deliver to the other party all documents obtained pursuant to this Section 5.1(d) or otherwise for Buyer or its Representatives by it or any of its Representatives then in their possession and any copies thereof.

          (e) Consents. Seller shall use its best efforts, without payment of any consideration to the persons or entities from whom or which consents or agreements are required, to obtain at the earliest practicable date, all consents and agreements of third parties necessary for the performance by Seller of its respective obligations under this Agreement or any agreement referred to herein or contemplated hereby or to the consummation of the transactions contemplated hereby or thereby except for those consents and agreements which, if not obtained, would not have material adverse effect on the Business. No consideration, whether such consideration shall consist of the payment of money or shall take any other form, for any such consent or agreement necessary to the consummation of the transactions contemplated hereby shall be given or promised by either of Buyer or Seller without the prior written approval of the other party.

     5.2. Post-Closing Covenants.

          (a) From and after the Closing, Seller and the Stockholders shall, at Buyer's expense, execute all such instruments or documents and take all such other actions as Buyer may reasonably request to effectuate the transactions contemplated hereby, including, without limitation (i) inventorying and listing of the Assets, (ii) obtaining of any necessary or advisable consents not required by Buyer prior to Closing in connection with the transactions contemplated hereby (including consents to assignment of contract rights and obligations as Buyer may reasonably request), (iii) filing of tax returns, including, without limitation, the filing of sales and use tax returns and notices as any party hereto may reasonably require; and (iv) cooperating with Buyer to facilitate the transition of Business customers, developers, content contributors and advertisers to Buyer.

          (b) Seller and the Stockholders shall indemnify, defend and hold harmless Buyer, its officers, directors, employees, partners, members, shareholders, affiliates (and their officers, directors, employees, members, partners and shareholders), and agents (collectively, the "Buyer Indemnified Parties") from and against any action, loss, liability, damage, claim, fine, penalty, lien or expense, including legal costs, reasonable attorneys' fees, and expenses, (collectively, "Buyer Loss") to the extent the same arises out of (i) any breach by Seller or the Stockholders of any representation, warranty, agreement, or covenant made by Seller or the Stockholders herein or in any Transaction Document, (ii) Seller's failure to comply with any bulk sales or similar law, (iii) any tax, including use or sales tax, for which Seller or the Stockholders or any of Seller's directors or officers is or may be liable in respect of the conduct of the Business prior to the Closing, (iv) any claim arising out of or in connection with the conduct of the Business on or prior to the Closing Date alleging that all, or any portion of, the Business infringes any intellectual property right or other interest of any person or entity, and
(v) any obligation of Seller or the Stockholders relating to the period prior to the Closing Date, whether the claim relating to such obligation arises before or after the Closing, including any obligations with respect to Assumed Liabilities to the extent that any such obligation or Assumed Liability arose from or was the result of any facts or circumstances, the existence of which constitutes a breach of a representation or warranty made by Seller or the Stockholders hereunder. Each Buyer Indemnified Party will give prompt notice to Seller and the Stockholders of any claim or condition to which the foregoing indemnification covenant relates. At its election, Seller or the Stockholders may control the defense of such claim, at its expense, but shall not settle any such claim without the consent of the respective Buyer Indemnified Party or Parties.

          (c) Buyer shall preserve and retain the corporate, accounting, legal and other records of the Business that shall come into Buyer's possession as a result of the transactions contemplated hereby for a period of not less than five (5) years from the Closing Date and give reasonable access to Seller and the Stockholders, and Seller's officers, auditors, counsel, and other representatives for the purpose of preparing or defending tax returns or for other reasonable business purposes.

          (d) The amount of any Loss for which indemnification is provided under this Section 5 shall be net of any amounts recovered or recoverable by Buyer under insurance policies with respect to such loss and shall be (i) increased to take account of any net tax cost incurred by Buyer arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net tax benefit realized by Buyer arising from the incurrence or payment of any such Loss. In computing the amount of any such tax cost or tax benefit, Buyer shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss.

          (e) Seller and the Stockholders shall not be liable to Buyer under this Section 5.1 until the aggregate amount of Losses shall exceed $10,000, and then only for any amounts in excess thereof. The aggregate amount of Losses for which Seller and the Stockholders shall be liable to Buyer under this Section
5.2 or otherwise in excess of the Escrowed Amount shall not exceed Four Hundred Fifty Thousand Dollars ($450,000).

          (f) From and after the Closing, Seller and the Stockholders shall execute all such instruments or documents and take all such other actions as Buyer may reasonably request to refer customers of the Business entering the URL address "www.johnsbrook.com", to Buyer's web site.

          (g) From and after the Closing, if Seller or any Stockholder becomes aware of any Asset in their possession that was not delivered to Buyer at Closing, including but not limited to any Asset described in Section 1.2, Seller and any such Stockholder shall have the obligation to promptly notify Buyer of any such Asset, and to deliver any such Asset to Buyer in accordance with Buyer's reasonable instructions.

          (h) From and after the date which is sixty (60) days after the Closing Date, Seller shall, upon the written request of Buyer, immediately destroy or erase all of Seller's copies of the Assets set forth in Schedule 1.2 and, upon Buyer's request, promptly confirm destruction of same by signing and returning to Buyer an "affidavit of destruction" acceptable to Buyer; provided, however, that Seller shall be entitled to retain a copy of those specific records, and only those specific records, that contain information (i) that is not related to the Business, (ii) that is neither confidential or privileged, or (iii) for which Seller has a reasonable need to retain.

          (i) For a period of one year from the date of this Agreement, Seller shall not, without Buyer's prior written consent, directly or indirectly, (A) solicit the employment of any key employee, officer or senior manager of Buyer or (B) hire any key employee, officer or senior manager whose employment with Buyer has ceased within 90 days of such solicitation or hire; provided, however, that this subparagraph (i) shall not prevent advertisements, solicitations, position listings or notices of employment opportunities that are published or made available to members of the public or hiring of personnel responding thereto.

          (j) For a period of 36 months from the date of this Agreement, Seller and the Stockholders shall not, directly or indirectly, for competitive purposes, call on, solicit, or take away for Seller or for any other person or entity any person or entity who or which was a customer of Buyer on the date hereof; provided, however, that if any Stockholder's employment is terminated by Buyer after the date of this Agreement, the period for such Stockholder shall end on the one year anniversary of such Stockholder's termination date.

          (k) If the Lease Assignment has not been executed prior to Closing and Buyer waives the execution of the Lease Assignment as a condition to Closing, from and after the Closing, Seller shall use its best efforts to obtain promptly landlord consents and to perform all other actions necessary to effect the assignment to Buyer of the Office Lease or any other office leases set forth on
Schedule 2.10 (the "Leases"). In the event Seller fails to effect the assignment of any of the Leases, in to Buyer, Seller will be liable for (i) reasonable moving expenses of Buyer and (ii) any increase in rent payments above those currently contemplated by the Leases, provided that, with respect to each Lease, any liability for such increase in rent payments shall not exceed 10% of the current rent payments for the remaining term of each Lease.

          (l) Buyer shall fully cooperate with Seller for purposes of enabling Seller to obtain the landlord consents and other third party consents necessary to assign and transfer office leases and other agreements and commitments to Buyer to the extent such consents have not been obtained by Closing.

          (m) Buyer shall use its reasonable efforts to cause Seller and/or Jeffrey Brownell to be released from any and all obligations under the Office Lease and the NBT Bank Agreement, as applicable.

          (n) Buyer agrees, pending approval from the Landlord which Buyer shall use its reasonable efforts to obtain, that Seller may continue to use one office and 3 small cubicles at the Premises at no rental charge until December 31, 2000 on the terms and conditions set forth in a sublease agreement, the terms of which shall be reasonably satisfactory to both Buyer and Seller (the "Sublease Agreement"). Buyer may, at its option, agree to extend the Sublease Agreement (provided that the Landlord consents to any such extension) at a new rent to be negotiated between Buyer and Seller.

                                   SECTION 6

                                  Miscellaneous

    6.1. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New Jersey, without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction that would cause the application of the laws of any jurisdiction other that the State of New Jersey).

    6.2. Survival. The representations and warranties made herein shall survive any investigation made by the parties and the Closing of the transactions contemplated hereby for a period of three (3) years after the Closing Date, except that Seller's representations and warranties with respect to title and tax matters shall survive for the period of any applicable statute of limitations. Except as expressly provided otherwise herein, the covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby.

    6.3. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. No party may assign any of its rights or obligations hereunder without the express written consent of the other party hereto, which consent may not be unreasonably withheld; provided, however, any party may assign any and all of its rights and interests hereunder to one or more of its affiliates and designate one or more of its affiliates to perform its obligations hereunder; provided, however, that such party remains liable for full and total performance of its obligations hereunder.

    6.4. Notices. Any notices authorized to be given hereunder shall be in writing and deemed given, if delivered personally or by overnight courier, on the date of delivery, if a Business Day, or if not a Business Day, on the first Business Day following delivery, or if mailed, three days after mailing by registered or certified mail, return receipt requested, and in each case, addressed, as follows:

          If to Buyer:

          Wire One Technologies, Inc.
          225 Long Avenue
          Hillside, NJ 07205
          Attention:  President
          Facsimile: (973) 282-2033

          and a copy to:

          Morrison & Foerster LLP
          1290 Avenue of the Americas
          New York, NY  10104
          Attention:  Michael J. W. Rennock, Esq.
          Facsimile:  (212) 468-7900

          If to Seller:

          Johns Brook Co., Inc.
          Overlook at Great Notch
          150 Clove Road - 2nd Floor
          Little Falls, NJ 07424
          Attention:  Jeffrey Brownell
          Facsimile: (518) 576-4266

          and a copy to:

          Winne, Banta, Rizzi, Hetherington and Bazralian, P.C.
          25 Main Street
          Court Plaza North
          Box 647
          Hackensack, NJ  07601
          Attention:  Gary Redish, Esq.
          Facsimile:  (201) 487-8529

or if delivered by telecopier, on a Business Day before 4:00 PM local time of addressee, on transmission confirmed electronically, or if at any other time or day on the first Business Day succeeding transmission confirmed electronically, to the facsimile numbers provided above, or to such other address or telecopy number as any party shall specify to the other, pursuant to the foregoing notice provisions.

    6.5. Waiver; Amendments. This Agreement and the Transaction Documents (i) set forth the entire agreement of the parties respecting the subject matter hereof, (ii) supersede any prior and contemporaneous understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof, and (iii) may not be amended orally, and no right or obligation of any party may be altered, except as expressly set forth in a writing signed by such party.

    6.6. Counterparts. This Agreement may be executed in any number of counterparts each of which shall for all purposes be deemed an original, and all such counterparts shall together constitute one document.

    6.7. Expenses. Each party shall bear its own expenses incurred with respect to the preparation of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby or thereby.

    6.8.  Arbitration.

          (a) If at any time there shall be a dispute arising out of or relating to any provision of this Agreement, any Transaction Document or any agreement contemplated hereby or thereby, such dispute shall be submitted for binding and final determination by arbitration in accordance with the regulations then obtaining of the American Arbitration Association. Both parties agree that only one arbitrator will be used in any arbitration. Judgment upon the award rendered by the arbitrator resulting from such arbitration shall be in writing, and shall be final and binding upon all involved parties. The site of any arbitration shall be within Union County, New Jersey. The award may be confirmed and enforced in any court of competent jurisdiction. The parties hereby agree that any federal or state court sitting in Union County in the State of New Jersey is a court of competent jurisdiction. This paragraph does not limit in any way a party's right to seek injunctive relief in any state or federal court sitting in the County of New York in the State of New York (jurisdictional, venue and inconvenient forum objections to which are hereby waived by both parties), including recovery of fees and costs.

          (b) This arbitration clause shall survive the termination of this Agreement any other Transaction Document and any agreement contemplated hereby or thereby.

    6.9. Waiver of Jury Trial; Exemplary Damages. THE PARTIES HERETO HEREBY WAIVE THEIR RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY TRANSACTION DOCUMENT. No party shall be awarded punitive or other exemplary damages respecting any dispute arising under this Agreement or any Transaction Document contemplated hereby.

    6.10. Transaction Documents. When used in this Agreement, the term "Transaction Documents" shall mean this Agreement, the Bill of Sale, the Escrow Agreement, the Non-Competition Agreements, the Employment Agreement, the NBT Assignment Agreement, and the Lease Assignment.

    6.11. Business Day. When used in this Agreement, the term "Business Day" shall mean a day other than a Saturday, Sunday or a day on which commercial banks in New York City are generally closed for business


            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the undersigned have executed this Asset Purchase Agreement as of the date first written above.

                                        WIRE ONE TECHNOLOGIES, INC.


                                        By:
                                           -------------------------------------
                                           Name:  Richard Reiss
                                           Title: President and Chief Executive
                                                  Officer


                                        JOHNS BROOK CO., INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        STOCKHOLDERS:

                                        ----------------------------------------
                                        Name:  Jeffrey Brownell

                                        ----------------------------------------
                                        Name:  Michael Brandofino

                                        ----------------------------------------
                                        Name: Frank Bott

                                        ----------------------------------------
                                        Name: William Galbo

                      AMENDMENT TO ASSET PURCHASE AGREEMENT


    THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") dated as of October 30, 2000 is made among WIRE ONE TECHNOLOGIES, INC. a Delaware corporation ("Buyer"), JOHNS BROOK CO., INC., a New Jersey corporation ("Seller"), and the stockholders of Seller listed on the signature pages hereto (the "Stockholders").

                                 R E C I T A L S

    WHEREAS, Seller, Buyer and the Stockholders have entered into an Asset Purchase Agreement dated as of October 6, 2000 (the "Agreement");

    WHEREAS, the parties hereto desire to amend the Agreement on the terms and conditions set forth herein;

    WHEREAS, the parties hereto desire to make certain additional agreements with respect to the Transaction Documents;

    NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereby agree as follows:

                                A G R E E M E N T

    Section 1. Definitions. Capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

    Section 2. Amendments to Agreement.

        2.1 The Agreement is hereby amended so that the term "Stockholders" shall mean Jeffrey Brownell, Michael Brandofino, Frank Bott, William Galbo and Debbie Mastrangelo.

        2.2 Section 1.5(a) of the Agreement is hereby amended to read in its entirety as follows:

        " (a) Purchase Price. The aggregate purchase price for the Assets (the "Purchase Price") shall be Six Hundred Thirty Five Thousand Dollars ($635,000), with Four Hundred Eighty One Thousand Dollars ($481,000) payable in cash and One Hundred Fifty Four Thousand Dollars ($154,000) payable in common stock, par value $.0001 per share, of the Buyer (the "Stock"). The Purchase Price shall be paid at Closing as follows:

            (i) One Hundred Thirty Five Thousand Dollars ($135,000) of the Purchase Price shall be placed in escrow and Buyer shall deliver to the Escrow Agent (as defined in the Escrow Agreement) (A) Eighty One

        Thousand Dollars ($81,000) in cash and (B) a stock certificate or stock certificates representing Five Thousand Three Hundred Twenty (5,320) shares of Stock (collectively, the "Escrowed Amount") for a period of six months pursuant to the terms of an Escrow Agreement ("Escrow Agreement") in substantially the form attached hereto as Exhibit B.

            (ii) Seller shall receive the remaining Five Hundred Thousand Dollars ($500,000) of the Purchase Price at Closing and Buyer shall deliver (A) Four Hundred Thousand Dollars ($400,000) in cash to Seller and (B) a stock certificate or stock certificates representing Nine Thousand Eight Hundred Fifty Three (9,853) shares of Stock in a manner directed by Seller."

        2.3 The Agreement is hereby amended by adding a new Section 2.29 to read in its entirety as follows:

        " 2.29 Net Assets. The value of the Assets minus Assumed Liabilities as of September 30, 2000 (the "Net Assets") is Eighty Seven Thousand Dollars ($87,000)."

        2.4 Section 5.2 of the Agreement is hereby amended by adding a new
    Section 5.2 (o) to read in its entirety as follows:

        " (o) The parties acknowledge and agree that the Purchase Price is based upon the representation by Seller and the Stockholders that the value of the Net Assets is Eighty Seven Thousand Dollars ($87,000) as of September 30, 2000. The parties agree that any obligations arising after September 30, 2000 from transactions unrelated to the Business ("Non-Video Obligations") are the sole responsibility of Seller. If, upon review of Seller's transactional records, Buyer determines that the Assets (including, without limitation, cash) were used to satisfy Non-Video Obligations after September 30, 2000, the parties agree that the amount of such Assets shall be considered a Buyer Loss under Section
        5.2 hereof and, accordingly, shall be subject to the terms and conditions of the Escrow Agreement."

        2.5 Section 6.10 of the Agreement is hereby amended to read in its entirety as follows:

        " 6.10 Transaction Documents. The term "Transaction Documents" shall mean this Agreement, the Bill of Sale, the Escrow Agreement, the Non-Competition Agreements, the Employment Agreement, the NBT Assignment Agreement, the Lease Assignment, and any and all other documents contemplated hereby or thereby."

    Section 3. Additional Agreements. Notwithstanding the fact that the Assignment of Lease between Buyer, Seller and Theta Holding Company, L.P. (the "Lease Assignment") is dated October 26, 2000, the parties agree that the Lease Assignment shall have an effective date as of October 30, 2000.

    Section 4. Representations and Warranties. Each of the parties hereto represents and warrants as follows:

        4.1 The execution, delivery and performance by such party of this Amendment, and the consummation of the transactions contemplated hereby:

        (a) are within such party's corporate powers;

        (b) have been duly authorized by all necessary corporate action;

        (c) do not and will not (i) contravene such party's certificate of incorporation, by-laws or other comparable governing documents, (ii) violate any applicable requirement of law, or any order or decree of any applicable governmental authority, court or arbitrator, or (iii) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any contractual obligation of such party; and

        (d) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any governmental authority or any other person or entity, other than those which have been obtained or made, and each of which is in full force and effect.

        4.2 This Amendment has been duly executed and delivered by such party, and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

    Section 5. Miscellaneous.

        5.1 Amendments, Etc. No amendment or waiver of any provision of this Amendment shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        5.2 No Waiver; Remedies. No failure on the part of the parties hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        5.3 Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        5.4 Governing Law. This Amendment and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New Jersey.

        5.5 Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

        5.6 Section Titles. The Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

        5.7 Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        5.8 Agreement. Except as specifically amended by this Amendment, the Agreement and the Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed.

        5.9 Closing Date. The parties agree that the Closing Date shall be October 30, 2000.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.


                                        WIRE ONE TECHNOLOGIES, INC.


                                        By:
                                            ------------------------------------
                                            Name:  Christopher A. Zigmont
                                            Title: Chief Financial Officer


                                        JOHNS BROOK CO., INC.


                                        By:
                                            ------------------------------------
                                            Name:  Jeffrey D. Brownell
                                            Title: Chief Executive Officer/Chief
                                                   Financial Officer


                                        STOCKHOLDERS:

                                        ----------------------------------------
                                        Name:  Jeffrey Brownell

                                        ----------------------------------------
                                        Name:  Michael Brandofino

                                        ----------------------------------------
                                        Name: Frank Bott

                                        ----------------------------------------
                                        Name: William Galbo

                                        ----------------------------------------
                                        Name:  Debbie Mastrangelo


                                      S-1